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Exhibit 5.1

Fulbright & Jaworski L.L.P.
865 South Figueroa Street, 29th Floor
Los Angeles, California 90017
Phone: (213) 892-9200
Fax: (213) 680-4518

September 10, 2002

FAO, Inc.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

        We have acted as special counsel for FAO, Inc., a Delaware corporation (the "Company"), with respect to rendering this opinion in connection with the Company's filing with the Securities and Exchange Commission of Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (File No. 333-96987) (as amended, the "Registration Statement"). The Amendment relates to the registration for resale by certain stockholders of up to an aggregate of 5,000,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), which shares were originally registered under the Securities Act of 1933, as amended, by F.A.O. Inc., a California corporation and predecessor to the Company.

        In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized and validly issued, fully paid and non-assessable.

        Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the Delaware General Corporation Law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                      Very truly yours,

                      /s/  FULBRIGHT & JAWORSKI L.L.P.

                      Fulbright & Jaworski L.L.P.

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  Exhibit 5.1